UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 3, 2015

Date of report (Date of earliest event reported)

AV Homes, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-07395	23-1739078
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona		85253
(Address of Principal Executive Offices)		(Zip Code)

(480) 214-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AV Homes, Inc. (the “Company”) held its annual meeting of stockholders on June 3, 2015 (the “2015 Annual Meeting”). At the 2015 Annual Meeting, the Company’s stockholders approved the AV Homes, Inc. 2015 Incentive Compensation Plan (the “2015 Plan”). The 2015 Plan provides for the issuance of up to 750,000 shares of the Company’s Common Stock, plus the 24,556 shares that remained available for issuance under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the “Restated 1997 Plan”). Any shares of Common Stock subject to an award under the 2015 Plan, or to an award under the Restated 1997 Plan that was outstanding as of the 2015 Annual Meeting, that expires, is forfeited or terminated, or is settled or paid in cash will, to the extent of such expiration, forfeiture, termination or settlement, automatically become available for future awards under the 2015 Plan. Following stockholder approval of the 2015 Plan, no further awards will be granted under the Restated 1997 Plan.

Awards under the 2015 Plan may be granted to employees, consultants and independent contractors of the Company or a subsidiary of the Company, as well as any non-employee director of the Company. Awards under the 2015 Plan can be granted in the form of stock options, stock appreciation rights, restricted stock, stock units, other stock-based awards and cash incentive awards. The 2015 Plan will be administered by the Company’s Compensation Committee.

The terms of the 2015 Plan are described in more detail in the Company’s definitive proxy statement for the 2015 Annual Meeting, which was filed with the Securities and Exchange Commission on April 21, 2015, which description is incorporated herein by reference. A copy of the 2015 Plan was filed as Appendix A to the 2015 Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting, the Company’s stockholders (1) re-elected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, resignation or removal; (2) approved the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015; and (3) approved the 2015 Plan.

Shares were voted as follows:

Proposal 1. Election of Directors

Name	For	Withheld	Broker Non-Votes
Paul D. Barnett	17,146,213	1,061,214	3,166,674
Roger A. Cregg	17,215,916	991,511	3,166,674
Kelvin L. Davis	16,764,414	1,443,013	3,166,674
Roger W. Einiger	17,165,080	1,042,347	3,166,674
Paul Hackwell	16,765,886	1,441,541	3,166,674
Joshua L. Nash	17,163,066	1,044,361	3,166,674
Jonathan M. Pertchik	17,947,225	260,202	3,166,674
Michael F. Profenius	17,951,021	256,401	3,166,674
Aaron D. Ratner	17,894,785	312,642	3,166,674
Joel M. Simon	17,164,077	1,043,350	3,166,674

Proposal 2. Approval of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2015

For	Against	Abstain	Broker Non-Votes
21,263,466	110,635	0	0

Proposal 3. Approval of the AV Homes, Inc. 2015 Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes
17,799,427	379,291	28,709	3,166,674

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV HOMES, INC.

Date: June 8, 2015	/s/ S. Gary Shullaw
S. Gary Shullaw
Executive Vice President, General Counsel and Corporate Secretary